SEABOARD CORPORATION
                   INVESTMENT OPTION PLAN


I.   ESTABLISHMENT OF THE PLAN

The Seaboard Corporation Investment Option Plan (the "Plan") is hereby established, effective December 1, 2000, under which certain officers and key employees of Seaboard Corporation ("Company") and its adopting subsidiaries and affiliates may obtain options ("Options") entitling the recipient ("Optionee") to purchase shares of selected investments ("Shares"), as more particularly described below.


II.  ADMINISTRATION

(a)  Plan Committee.  The Plan shall be administered by  the
     same    committee   that   administers   the   Seaboard
     Corporation Pension Plan ("Committee").

(b) Plan Administrator. The Plan Administrator shall mean the person or entity designated by the Committee. Until the Committee designates such person or entity, the Plan Administrator shall be the chief financial officer of the Company.

(c) Participants. The Committee shall from time to time designate the key employees of the Company or any adopting subsidiary or affiliate that are eligible to participate in the Plan. In selecting the Optionees from among individuals eligible hereunder, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to their employer's success and such other factors as the Committee in its discretion shall deem relevant. The Committee shall also determine the number of Options to be granted for the purchase of Shares and all other terms and conditions not inconsistent with the Plan.

(d) Modification of Options. The Committee may from time to time modify, extend, or renew outstanding Options granted under the Plan, whether or not vested and whether or not exercisable, as well as revoke such Options and grant new Options in substitution thereof; provided, however, that no such action may be taken without the consent of the Optionee if it would alter or impair any of the Optionee's rights under the Options previously granted to the Optionee, unless (i) such action is deemed by the Committee to be appropriate to comply with any applicable law or regulation to which the Company or any adopting subsidiary or affiliate are subject; (ii) to accelerate the exercise date of an Option, in which case the Committee may also accelerate the expiration date of such Option to a date not to precede the accelerated exercise date. No revocation shall apply to Options which have been exercised before the date of the Committee's action. In the event of the retroactive revocation of an Option, three times the exercise price shall be returned to the Optionee, and the Optionee shall surrender the Shares acquired.

(e)  Adopting  Subsidiaries and Affiliates.   The  Committee
     shall from time to time designate the subsidiaries and affiliates of the Company that are eligible to adopt the Plan.

(f) Interpretation. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem necessary to carry out the terms of the Plan. All questions of interpretation of the Plan or of any Options issued under it shall be determined by the Committee, and that determination shall be final and binding upon all persons having an interest in the Plan.


III. OPTION AGREEMENTS

Each Option shall be evidenced by a written agreement ("Option Agreement") between the Optionee and his/her employer which shall contain such terms and conditions as may be approved by the Committee in its sole discretion. The terms and conditions of the respective Option Agreements need not be identical.


IV.  PARTICIPANT COMPENSATION REDUCTION OPTIONS

(a) Compensation Reduction Election. If the Company so elects, an Optionee may file with the Plan Administrator for purposes of the Plan, not more than once for each Plan Year and prior to the beginning of each Plan Year, an irrevocable election to receive Options in lieu of all or part of such Optionee's cash compensation (salary and/or bonuses) that would otherwise have been payable in the Plan Year; provided, however, the amount of compensation so reduced in any Plan Year shall not in any event exceed the compensation attributable to services rendered by the Optionee for such Plan Year. The minimum compensation reduction shall be $5,000 per Plan Year. A new Optionee may make an irrevocable election to reduce all or part of his/her compensation after the beginning of the Plan Year with respect to future compensation earned in the Plan Year if such election is made within 30 days of becoming eligible to participate under the Plan or within 30 days of the Effective Date.

(b)  Grant of Options.

          (1) Compensation Reduction. Compensation Reduction Options shall be granted throughout the Plan Year as the Optionee's salary and/or bonus compensation is reduced for the applicable pay period.

          (2) Dividend Equivalent. A Dividend Equivalent shall mean an amount equal in value to dividends or distributions made on mutual fund shares subject to options under the Plan. Dividend Equivalents will be treated as additional Compensation Reduction Options as under (1) above.

(c)  Option  Formula.   An Option will be granted  for  each
     Share.   The  number of  Shares shall be determined  in
     accordance with the following formula:

     Compensation Reduction / (Fair Market Value *  Discount
     Percentage) = Number of Shares

     For purpose of this Section, the above terms shall be defined as follows:

     (1) Compensation Reduction shall be the dollar amount withheld by the Optionee's employer, as elected by the Optionee to acquire Compensation Reduction
          Options under the Plan.

     (2) Fair Market Value shall mean the quoted closing sales price of a Share as reported on an established recognized stock exchange; or, if no prices are reported on that date, on the last preceding date on which such prices of the Shares are so reported. If the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, their Fair Market Value shall be deemed to be equal to the average between reported high and low or closing bid and asked price of the Shares on the most recent date on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in such manner as it deems appropriate. For purposes of this Subsection IV(c), Fair Market Value shall be determined at time of grant.

     (3)  Discount Percentage shall equal 75 percent.

(d)  Exercise  Price.   The Exercise Price  of  Compensation
     Reduction Options under the terms of this Section IV shall equal the product of 25 percent times the Fair
     Market Value of a Share at the time of grant.

(e) Vesting of Options. Compensation Reduction Options will immediately become vested upon the granting of such Options as set forth above.

(f) Administration. The Company shall establish and maintain such records as the Committee considers necessary to account for compensation reductions of the Optionee for the purpose of reflecting the Optionee's employer obligation of grants of respective Compensation Reduction Options at the time specified in
     Section IV(b) above.

(g) Exchange of Shares. The Optionee shall be entitled to change the investment allocation of Shares for which Compensation Reduction Options were granted no more than once per each calendar year in which event an appropriate adjustment shall be made to the Compensation Reduction Option.


V.   DISCRETIONARY OPTIONS

(a)  Grant  of  Discretionary Options.   The  Committee  may
     grant Discretionary Options to eligible employees of the Company or any adopting subsidiary or affiliate on such terms and conditions as the Committee may determine in its sole discretion, including, but not limited to, vesting and exercise period. The grant of Discretionary Options will not require an Optionee to reduce compensation.

(b) Exercise Price of Discretionary Options. The Exercise Price for Shares issued under each Discretionary Option shall be determined by the Committee in its sole discretion and may be less than the Fair Market Value of such Shares. However, in no event shall the exercise price be less than 25 percent of the Fair Market Value (at time of grant) of such Shares.

(c) Forfeiture Provision. Discretionary Options will immediately become vested upon the granting of such Options as set forth above.

(d) Release and Cancellation of other Arrangements. The Committee may grant Discretionary Options to eligible employees in exchange for a release and cancellation from any obligations owed to such employee under the terms of any other plan, arrangement or agreement with the Company or Optionee's employer. Such release must be entered into at least one year prior to the employee having a non-forfeitable right in the obligation being exchanged. The value of the underlying Shares subject to the Discretionary Option shall be determined solely at the discretion of the Committee.

(d) Exchange of Shares. The Optionee shall be entitled to change the investment allocation of Shares for which Discretionary Options were granted no more than once per each calendar year in which event an appropriate adjustment shall be made to the Discretionary Option.


VI.  OPTIONS AND GENERAL TERMS

(a)  Plan Year.  The Plan Year shall be the calendar year.

(b)  Exercise Period for Options.

     (1) Except as otherwise provided in an Optionee's Option Agreement, a Option shall become immediately exercisable as of the later of (i) the first day of the Plan Year following the Plan Year in which the Option is granted, or (ii) the day following the end of the six-month period commencing on the date the Option is granted, but only to the extent vested.

     (2) No Option granted in respect of service as an employee shall be exercisable after the first to occur of (i) the expiration of twenty (20) years from the date upon which such Option was granted; (ii) in the case of Termination from Employment of the Optionee for reasons other than early or normal retirement (as defined in the Seaboard Corporation Pension Plan), thirty (30) days after Termination from Employment or such later date as permitted by the Committee in its sole discretion; or (iii) in the case of Termination from Employment of the Optionee because of early or normal retirement (as defined in the Seaboard Corporation Pension
          Plan), the expiration of fifteen (15) years after such event.

     (3) An Optionee may only exercise Options granted under the Plan two times within a calendar year. Notwithstanding the above, if an Optionee has a financial hardship, as determined by the Committee in its sole discretion, an Optionee may exercise options under the Plan in excess of two times within a calendar year.

(c) Notice of Exercise. Options may be exercised by Optionee by delivering to the Plan Administrator a written notice specifying the number of Shares Optionee then desires to purchase. The option price for the Shares to be purchased shall be payable as set forth in this instrument within five business days after receipt by the Plan Administrator of the Optionee's notice of exercise.

     Full payment of the Exercise Price for the Shares must be received within five (5) business days of providing the notice to the Plan Administrator. However, the Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Optionee to elect to satisfy, in whole or in part, the payment of the Exercise Price by having Employer of Record retain Shares (or their cash equivalent) which would otherwise be distributed (or paid) to the Optionee in connection with the exercise. An Optionee must exercise a minimum of the lesser of: (i) $5,000 of the underlying value of the Shares of the Option(s), or (ii) all outstanding Options. An Optionee can exercise Option(s) no more than two times in any given Plan Year.

     For purposes of the Plan, "Employer of Record" is the Company or any adopting subsidiary or affiliate that employs the Optionee on the date of exercise. If the
     Optionee is no longer employed by the Company or any adopting subsidiary or affiliate, the Employer of Record is the last entity that Optionee was employed.

(d) Tax Withholding and Offset. The Employer of Record (as defined in sub-section VI(c)) shall have the right to deduct from any payment due to Optionee applicable taxes in connection with any Option exercised hereunder for the payment of taxes required by law or to take such other action as may be necessary in the opinion of the Employer of Record to satisfy all obligations for withholding of such taxes. To the extent authorized under existing laws, the Employer of Record shall allow the Optionee to make such remittance through cash, a personal check or through the use of the electronic funds transfer system. However, the Committee may, in its sole discretion and subject to such rules as it may adopt, permit the Optionee to elect to satisfy, in whole or in part, the payment of any withholding tax obligation which may arise in connection with the exercise of an Option by having the Employer of Record retain Shares (or their cash equivalent) which would otherwise be distributed (or paid) to the Optionee in connection with the exercise. Proceeds from the exercise of Option(s) may also be withheld at the time of exercise to satisfy other financial obligations of the Optionee to the Employer of Record at the discretion of the Committee.

(e) Termination Prior to Exercise. In the event of any proposed (1) dissolution or liquidation of the Employer of Record (as defined in Section VI (c)), (2) sale or disposition of more than fifty percent of the combined voting power of the Employer of Record's then outstanding securities or of substantially all of the assets of the Employer of Record to any person or entity other than an entity that is directly or indirectly controlled by the Employer of Record or by the Company, or (3) transaction that would result in a Change in Control, the Employer of Record shall give each Optionee written notice that such event is to occur at least sixty days prior to the effective date thereof, that each Optionee shall have the right to exercise his/her Options in whole or in part at any time after the date of such notice and before the date on which the Options would otherwise expire, to the extent not theretofore exercised, without regard to any restrictions on exercise contained in this Plan or any Option Agreement. Notwithstanding any provision to the contrary, the Employer of Record may make a payment in cash to the Optionee equal in value to the excess of the Fair Market Value of the Shares over the Exercise Price for the Optionee's surrender of the right to purchase Shares under Option or may permit such Options to become immediately exercisable in the event of termination from employment of Optionee or a Change in Control (as defined below) prior to the date on which an Option is otherwise exercisable. To the extent the Optionee does not exercise all his/her Options prior to the effective date of any event described above, all provisions of the Plan and Option Agreements shall remain in effect until such time as the Options would otherwise expire. The Committee, in its sole discretion, shall be permitted to allow any person or entity involved in an event described above to assume the Plan and Option Agreements as they relate to Optionees employed by the Employer of Record which is a party to the event described above.
     A "Change in Control" shall be deemed to have occurred if (1) any corporation, person or other entity (other than the Company, a majority owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate), including a "group" as defined in section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of more than fifty-percent of the combined voting power of the Company's then outstanding securities; (b)(i) the Company approves, in any transaction or series of related transactions, a definitive agreement to merge or consolidate the Company with or into another entity other than a majority owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were the members of the Board of Directors prior to such approval do not represent a majority of the Board of Directors of the surviving, resulting or acquiring entity or the parent thereof; or (c) the shareholders of the Company approve a plan of liquidation of the company.

(f) Plan Expenses. All expenses of administering the Plan shall be borne by the Employer of Record.


VII. NONTRANSFERABILITY

No Option shall be transferable by an Optionee except (a) by will or by the laws of descent and distribution; (b) pursuant to a gift of any vested Options to such Optionee's Immediate Family Members, whether directly or indirectly or by means of a trust, partnership, or otherwise; or (c) pursuant to a domestic relations order as such term is defined by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"). Any transfer or purported transfer in violation of this paragraph shall be void and of no effect. All Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the guardian or legal representative of the Optionee, it being understood that references to the Optionee include the guardian and legal representative of the Optionee and any person to whom an Option is transferred by will, by gift, or by the laws of descent and distribution. For purposes of this Section VII, Immediate Family Members shall mean spouse, parents, children (including step children) and grandchildren of the Optionee.


VIII.     AMENDMENT OR TERMINATION OF THE PLAN

The Committee in its sole discretion may terminate the Plan at any time. The Committee shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the Optionee without the consent of the Optionee.


IX.  INVESTMENTS

The Committee shall have the sole discretion to determine the selection of investments referred to herein and make all determinations related thereto.


X.   TIME FOR GRANTING OPTIONS

Except with respect to Options then outstanding, if not sooner terminated under the provisions of Section VIII, the Plan shall terminate upon and no further Options shall be granted after the expiration of twenty (20) years from the effective date of the Plan.


XI.  UNFUNDED PLAN

Insofar as it provides for Option grants or rights thereto, this Plan shall be unfunded for purposes of Title I of ERISA and Code. Although bookkeeping accounts may be established with respect to Optionees who reduce compensation and are entitled to Options and related rights thereto under this Plan, any such accounts shall be used only as a bookkeeping convenience. The Company or any adopting subsidiary or affiliate shall not be required to segregate any assets that may at any time be represented by amounts of compensation reduced, Options or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company or any adopting subsidiary or affiliate nor the Board nor the Committee be deemed a trustee of any such amounts of compensation reduced, Options or rights thereto.


XII. LIMITATION OF RIGHTS

Neither the Plan, the granting of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company or any adopting subsidiary or affiliate will retain the services of an Optionee for any period of time, or at any particular rate of compensation.

Nothing in the Plan shall be construed to give any employee of the Company or any of its subsidiaries or affiliates any right to be granted options.

An Optionee shall have no rights as a shareholder with respect to the Shares covered by his or her Options until the date of the issuance to his or her of evidence of ownership of the Shares.


XIII.     LIABILITY

No member of the Board or the Committee shall be liable for any action taken or decision made relating to the Plan. The liability of the Company or any adopting subsidiary or affiliate under the Plan for any Option granted hereunder is limited to the obligation set forth under the Plan and the accompanying Option Agreement, and nothing herein contained shall be construed to impose any liability on the Company or any adopting subsidiary or affiliate in favor of an Optionee with respect to any loss, cost, or expense which the Optionee may incur in connection with or arising out of any transaction in connection therewith. The obligation of the Company or any adopting subsidiary or affiliate to pay any benefit under the Plan shall be unfunded and unsecured, and any payments under the Plan shall be made to Optionees and Beneficiaries as general creditors of the Company or any adopting subsidiary or affiliate from the general assets of the Company or any adopting subsidiary or affiliate.


XIV. NOTICE

Any notice or other communication required or permitted to be given under this instrument shall be deemed given when faxed, or sent by registered or certified mail or by express courier, postage prepaid, addressed to the party to whom notice is to be given at such party's last known address. Any notice to the Employer of Record must be addressed to the designated Plan Administrator. Any time limit within which the receiving party must respond or act will begin to run upon the date of receipt of such notice. The date on which such notice becomes effective and binding will be the date of receipt of such notice.


XV.  GOVERNING LAW

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Kansas and construed accordingly.


XVI. EFFECTIVE DATE

The Plan shall take effect on December 1, 2000.

IN WITNESS WHEREOF, the Company, by its officers thereunder duly authorized, have executed this Plan this 18 day of December, 2000, but effective as of the date stated above.

SEABOARD CORPORATION



By: /s/ Robert Steer
Its: Vice President & CFO
Date: December 18, 2000